EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

J. C. Penney Company, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 33-28390, 33-66070, 33-66072, 333-33343, 333-27329, 333-62066 and 333-125356) and on Form S-3 (Registration Nos. 333-103147-01 and 333-142317-01) of J. C. Penney Company, Inc. of our reports dated March 31, 2008, with respect to the consolidated balance sheets of J. C. Penney Company, Inc. and Subsidiaries as of February 2, 2008 and February 3, 2007, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended February 2, 2008, and the effectiveness of internal control over financial reporting as of February 2, 2008, which reports appear in the February 2, 2008 Annual Report on Form 10-K of J. C. Penney Company, Inc. Our report refers to the adoption of the Financial Accounting Standards Board’s (FASB) Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” on February 3, 2007 and FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” on February 4, 2007.

Dallas, Texas

March 31, 2008